Exhibit 99.1

NEWS RELEASE

GEOSPACE TECHNOLOGIES REPORTS SECOND QUARTER

AND SIX-MONTHS 2026 RESULTS

Houston, Texas – May 7, 2026 – Geospace Technologies Corporation (NASDAQ: GEOS) (“the “Company") today announced results for its second quarter ended March 31, 2026. For the three-months ended March 31, 2026, Geospace reported revenue of $19.7 million compared to revenue of $18.0 million for the comparable year-ago quarter. Net loss for the three-months ended March 31, 2026, was $11.1 million, or $(0.86) per diluted share, compared to net loss of $9.8 million, or $(0.77) per diluted share, for the quarter ended March 31, 2025.

For the six-months ended March 31, 2026, Geospace reported revenue of $45.3 million compared to revenue of $55.2 million for the comparable year-ago period. Net loss for the six-months ended March 31, 2026 was $20.8 million, or $(1.62) per diluted share, compared to net loss of $1.4 million, or $(0.11) per diluted share, for the six-months ended March 31, 2025.

Management Comments

Richard “Rich” Kelley, President and CEO of the Company said, “Our transformation into a more diversified, technology-driven solutions company is a deliberate long-term strategy, and like any meaningful evolution, it comes with both progress and challenges. While our recent results reflect some near-term pressures, they do not change our longer-term plan for diversification and growth. We have already seen encouraging signs through new contract wins and expanding opportunities beyond our traditional oil and gas markets leveraging our manufacturing expertise including early revenue with the Heartbeat Detector® subscription model. Additionally, we are taking advantage of our contract manufacturing expertise, where we have opportunities for white label product development and manufacturing in smart water technologies. Despite lower utilization of our ocean bottom node fleet, we are seeing increased interest for the summer survey season. Additionally, we recognized our first revenue from the previously announced Permanent Reservoir Monitoring project as initial manufacturing activities began in Houston, representing an important milestone in the project’s execution.

While the conflict in the Middle East has impacted potential future business due to travel restrictions and the unknowns associated with the conflict, we have maintained positive North American interest in our ultralight land node, Pioneer™. Currently, we are providing proposals to new and existing customers for the Pioneer. To date, Pioneer is deployed in numerous basins across North America.

As part of ongoing efforts to align our cost structure with current market conditions and long-term strategic priorities, we implemented a voluntary early retirement program and a workforce reduction initiative of approximately 20%. Combined with other cost reduction efforts, we expect to generate annualized cost savings of roughly $12 million. The reductions primarily reflect actions to streamline operations, optimize resource allocation, and enhance organizational efficiency across key business segments. We anticipate recording approximately $1.3 million in total restructuring charges related to these actions during the second and third quarters of fiscal year 2026. These steps are intended to strengthen operating leverage, support disciplined capital management, and position our company to respond more effectively to evolving customer demand while maintaining focus on its core growth initiatives.

We remain focused on disciplined execution, continued innovation, and delivering value to our customers and shareholders. This is not a short-term pivot. We are engaged in a sustained commitment to building a stronger, more resilient company for the future, and we are confident in our ability to navigate the road ahead.”

Smart Water Segment

The Company’s Smart Water segment generated revenue of $3.7 million for the three-month period ended March 31, 2026. Revenue for the three-month period ended March 31, 2025, was $9.5 million, a decrease of 60.6%. Revenue for the six-month period was $9.5 million compared to $16.8 million from the same prior year period. The decline in revenue for the three-month period and six-month period reflects lower demand for the Company’s Hydroconn connector product line. During the prior fiscal year, customers placed orders aligned with anticipated performance resulting in elevated inventory levels into the current year. As a result, recent demand reflects inventory normalization rather than reduced long-term requirements. Based on ongoing discussions with customers, management anticipates a moderate uptick in orders in the coming quarters with new and replacement smart meter implementations. Management continues to believe the increased focus on water scarcity, persistent labor force challenges, and infrastructure modernization supports long-term demand for Advanced Metering Infrastructure solutions and represents continued growth.

Energy Solutions Segment

Second quarter revenue from the Company’s Energy Solutions segment totaled $9.6 million for the three months ended March 31, 2026. This compares to $2.6 million in revenue for the same period a year ago representing an increase of 272.1%. Revenue for the six-month period ended March 31, 2026, is $24.3 million, a decrease of 9.7% over the equivalent prior year period of $26.9 million. The increase in revenue for the three months was due to revenue recognized related to the PRM contract, the final deliveries of our Pioneer land wireless product to Dawson Geophysical, partially offset by lower demand for our traditional seismic products. Additionally, the prior year revenue included an adjustment reducing rental revenue resulting from concerns about the collectability of receivables from a rental customer. The decrease in revenue for the six-month period is attributed to lower utilization of our ocean bottom nodal rental fleet, offset by higher land wireless product demand and the above-mentioned revenue recognized for the PRM contract.

Intelligent Industrial Segment

Revenue from the Company’s Intelligent Industrial segment totaled $6.3 million for the three-month period ended March 31, 2026. This compares with $5.9 million from the equivalent year ago period, representing an increase of 7.1%. Revenue for the six-month period ending March 31, 2026, was $11.4 million, compared to revenue of $11.5 million for the comparable year-ago period, reflecting relatively stable performance year over year. The increase in revenue for the three-month period was driven by higher demand for our industrial sensors and contract manufacturing services. This quarter also included the first revenue contribution from the Company’s Heartbeat Detector® product. While revenue for this product was modest during the quarter interest levels and quoting activity are active internationally and domestically.

Balance Sheet and Liquidity

For the six-month period ended March 31, 2026, the Company used $16.7 million in cash and cash equivalents from operating activities. The Company generated $4.0 million of cash from investing activities including $6.9 million in proceeds from the sale of rental equipment, partially offset by $3.0 million for additions to property, plant and equipment.

As of March 31, 2026, the Company had $13.4 million in cash and maintained an additional borrowing availability of $25.0 million under its bank credit agreement with no borrowings outstanding. For the six-month period ended March 31, 2026, the Company reported working capital is $45.4 million which included $19.3 million of trade accounts and financing receivables.

Conference Call Information

Geospace Technologies will host a conference call to review its second quarter fiscal year 2026 financial results on Friday, May 8, 2026, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at 833-316-1983 (US) or 785-838-9310 (International). Please reference the conference ID: GEOSQ226 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in advanced sensing, IOT and highly ruggedized products, which serve smart water, energy exploration, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 400 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS. For more information, visit www.geospace.com.

MEDIA CONTACT: Caroline Kempf, ckempf@geospace.com, 713.986.8710

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward- looking statements include, statements regarding our expected operating results and expected demand for our products in various segments and our expected capital expenditures. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10- Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

Such examples include, but are not limited to, among others, statements that we make regarding our expected operating results, the timing, adoption, results and success of our rollout of our Aquana smart water valves and cloud-based control platform, future demand for our Quantum security solutions, the adoption and sale of our products in various geographic regions, potential tenders for permanent reservoir monitoring systems, sales or rentals for our ocean bottom nodes,  the adoption of Quantum's SADAR® product monitoring of subsurface reservoirs, the completion of new orders for channels of our Pioneer™ system, the fulfillment of customer payment obligations, the impact of the current armed conflict between Russia and Ukraine,  impact of the ongoing U.S. and Israeli military conflict with Iran, our ability to manage changes and the continued health or availability of management personnel, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefor, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as well as other cautionary language in such Annual Report and our Quarterly Reports on Form 10-Q, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum and OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels,  the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, credit losses associated with customer accounts, inability to collect on financing receivables, lack of further orders for our ocean bottom rental equipment, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

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GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$13,358	$26,338
Trade accounts and financing receivables, net	19,344	28,009
Inventories, net	36,961	30,901
Prepaid expenses and other current assets	6,076	3,252
Total current assets	75,739	88,500

Non-current inventories, net	11,758	17,113
Rental equipment, net	5,856	8,120
Property, plant and equipment, net	23,706	23,244
Non-current financing receivables	12,329	8,190
Operating right-of-use assets	716	915
Goodwill	1,258	1,258
Other intangible assets, net	4,872	5,155
Other non-current assets	482	542
Total assets	$136,716	$153,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$5,141	$10,369
Operating lease liabilities	443	420
Contingent consideration	1,727	—
Deferred contract liabilities	12,999	—
Other current liabilities	9,986	13,641
Total current liabilities	30,296	24,430

Non-current contingent consideration	961	2,540
Non-current operating lease liabilities	326	554
Deferred tax liabilities, net	—	4
Total liabilities	31,583	27,528

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 14,489,378 and 14,378,962 shares issued, respectively; and 12,931,118 and 12,820,702 shares outstanding, respectively	145	144
Additional paid-in capital	99,283	98,845
Retained earnings	24,745	45,558
Accumulated other comprehensive loss	(4,540)	(4,538)
Treasury stock, at cost, 1,558,260 shares	(14,500)	(14,500)
Total stockholders’ equity	105,133	125,509
Total liabilities and stockholders’ equity	$136,716	$153,037

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Revenue:
Products	$18,964	$18,708	$43,353	$51,353
Rental	778	(685)	1,975	3,893
Total revenue	19,742	18,023	45,328	55,246
Cost of revenue:
Products	17,072	13,747	37,903	28,016
Rental	1,976	2,528	4,035	5,333
Total cost of revenue	19,048	16,275	41,938	33,349

Gross profit	694	1,748	3,390	21,897

Operating expenses:
Selling, general and administrative	7,358	6,775	15,637	14,195
Research and development	4,774	5,235	9,263	10,129
Change in fair value of contingent consideration	(48)	—	148	—
Provision for credit losses	29	19	8	19
Total operating expenses	12,113	12,029	25,056	24,343

Loss from operations	(11,419)	(10,281)	(21,666)	(2,446)

Other income (expense):
Interest expense	(35)	(43)	(72)	(87)
Interest income	616	693	1,250	1,438
Foreign currency transaction gains (losses), net	(197)	(255)	(194)	(269)
Other, net	(25)	(38)	(62)	(71)
Total other income, net	359	357	922	1,011

Loss before income taxes	(11,060)	(9,924)	(20,744)	(1,435)
Income tax expense (benefit)	(12)	(126)	69	(13)
Net loss	$(11,048)	$(9,798)	$(20,813)	$(1,422)

Loss per common share:
Basic	$(0.86)	$(0.77)	$(1.62)	$(0.11)
Diluted	$(0.86)	$(0.77)	$(1.62)	$(0.11)

Weighted average common shares outstanding:
Basic	12,914,318	12,792,803	12,881,604	12,772,981
Diluted	12,914,318	12,792,803	12,881,604	12,772,981

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(20,813)	$(1,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income benefit	(12)	(11)
Rental equipment depreciation	2,510	3,415
Property, plant and equipment depreciation	2,477	1,770
Amortization of intangible assets	283	74
Amortization of discount on note receivable	(37)	(36)
Accretion of discounts on short-term investments	—	(156)
Stock-based compensation expense	744	896
Provision for credit losses	8	19
Inventory obsolescence expense	1,774	905
Gross loss (profit) from sale of rental equipment	84	(15,820)
(Gain) loss on disposal of property, plant and equipment	101	(93)
Realized gain on investments	—	(10)
Effects of changes in operating assets and liabilities:
Trade accounts and notes receivable	(2,432)	1,829
Inventories	(2,810)	(3,518)
Other assets	(2,554)	688
Accounts payable trade	(5,228)	(2,633)
Other liabilities	9,097	702
Fair value of contingent consideration	148	—
Net cash used in operating activities	(16,660)	(13,401)

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,015)	(4,419)
Proceeds from the sale of property, plant and equipment	—	131
Investment in rental equipment	(67)	(900)
Proceeds from the sale of rental equipment	6,914	1,704
Proceeds from the sale of short-term investments	—	18,862
Payments received on note receivable related to sale of subsidiary	143	76
Net cash provided by investing activities	3,975	15,454

Cash flows from financing activities:
Taxes payments on stock-based compensation for exchange of common stock	(305)	—
Purchase of treasury stock	—	(615)
Net cash used in financing activities	(305)	(615)

Effect of exchange rate changes on cash	10	(39)
(Decrease) increase in cash and cash equivalents	(12,980)	1,399
Cash and cash equivalents, beginning of period	26,338	6,895
Cash and cash equivalents, end of period	$13,358	$8,294

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$107	$113
Financing receivables related to sale of rental equipment	6,847	14,701
Inventory transferred to rental equipment	334	2,395

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Revenue:
Smart Water	$3,728	$9,472	$9,484	$16,760
Energy Solutions	9,629	2,588	24,265	26,870
Intelligent Industrial	6,299	5,883	11,410	11,460
Corporate	86	80	169	156
Total	$19,742	$18,023	$45,328	$55,246

Income (loss) from operations:
Smart Water	$(1,622)	$1,420	$(2,423)	$1,790
Energy Solutions	(4,782)	(6,668)	(8,216)	6,614
Intelligent Industrial	(587)	(1,287)	(1,400)	(2,227)
Corporate	(4,428)	(3,746)	(9,627)	(8,623)
Total	$(11,419)	$(10,281)	$(21,666)	$(2,446)